                                                                    Exhibit 99.1

               Written Statement of President and Chief Executive Officer
                         Pursuant to Section 906 of the
              Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

     The undersigned, the President and Chief Executive Officer of the Mohegan Tribal Gaming Authority (the "Authority"), hereby certifies that, to his knowledge, on the date hereof:

     (a) the Quarterly Report on Form 10-Q/A of the Authority for the Quarter Ended March 31, 2001 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Authority.

                                          /s/ William J. Velardo
                                          ------------------------------------
                                          William J. Velardo
                                          President and Chief Executive Officer
                                          November 12, 2002

                                       40